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                                                                  EXHIBIT 23.1.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Heftel Broadcasting Corporation for the registration of 3,500,000 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated December 14, 1995, except for Note 12, as to which the date is September 9, 1996, with respect to the consolidated financial statements of Heftel Broadcasting Corporation included in its Current Report on Form 8-K/A dated October 11, 1996, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP
                                            Ernst & Young LLP
Los Angeles, California
October 11, 1996